================================================================================
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1996
                                             REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SANTA FE ENERGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                          36-2722169
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                              1616 SOUTH VOSS ROAD
                              HOUSTON, TEXAS 77057
          (Address, including zip code, of Principal Executive Offices)

                            SANTA FE ENERGY RESOURCES
                             SAVINGS INVESTMENT PLAN
                            (Full title of the plan)

                                 DAVID L. HICKS
                    VICE PRESIDENT - LAW AND GENERAL COUNSEL
                         SANTA FE ENERGY RESOURCES, INC.
                              1616 SOUTH VOSS ROAD
                              HOUSTON, TEXAS 77057
                                 (713) 783-2401
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -----------------

                                    COPY TO:

                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                            4200 TEXAS COMMERCE TOWER
                                   600 TRAVIS
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                               -----------------

                         CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED
                                                                      PROPOSED           MAXIMUM
                                                    AMOUNT            MAXIMUM           AGGREGATE          AMOUNT OF
                                                     TO BE         OFFERING PRICE        OFFERING         REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED (1)       REGISTERED       PER SHARE (2)        PRICE (2)             FEE
- ----------------------------------------------- ---------------  ------------------  ----------------  ------------------
Common Stock, Par Value $.01 Per Share              500,000        $  11.9375          $ 5,968,750        $   2,059
=============================================== ===============  ==================  ================  ==================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's Common Stock for July 8, 1996 on the New York Stock Exchange [as reported in THE WALL STREET JOURNAL on July 9, 1996.]
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 33-37175), filed with the Securities and Exchange Commission on October 5, 1990, its registration statement on Form S-8 (No. 33-44542), filed with the Securities and Exchange Commission on December 16, 1991, and its registration statement on Form S-8 (No. 33-58613), filed with the Securities and Exchange Commission on April 14, 1995, relating to the Santa Fe Energy Resources Savings Investment Plan.


ITEM 8.  EXHIBITS.

         Exhibit
NUMBER            DESCRIPTION

    5.1           Opinion of Andrews & Kurth L.L.P.

   23.1           Consent of Independent Auditors.

   23.2           Consent of Ryder Scott Company Petroleum Engineers.

   24.1           Power of Attorney (included in signature page).

   99.1 Santa Fe Energy Resources Savings Investment Plan, as amended and restated.

                  In addition, the registrant hereby undertakes to submit the Santa Fe Energy Resources Savings Investment Plan, as amended and restated, to the Internal Revenue Service (the "IRS") in a timely manner and will make any and all changes as may be required by the IRS in order to qualify the plan under
Section 401 of the Internal Revenue Code.

                                      II-1

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of July, 1996.

                                              SANTA FE ENERGY RESOURCES, INC.
                                              (Registrant)

                                              By: /s/ JAMES L. PAYNE
                                                      James L. Payne
                                                      President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Santa Fe Energy Resources, Inc. (the "Company") hereby constitutes and appoints James L. Payne, R. Graham Whaling and David L. Hicks, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                         DATE
- ---------                   -----                         ----
/s/ JAMES L. PAYNE          Chairman, President,          July 2, 1996
    James L. Payne          Chief Executive Officer
                            and Director (Principal
                            Executive Officer)

/s/ R. GRAHAM WHALING       Senior Vice President and     July 2, 1996
    R. Graham Whaling       Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)

/s/ WILLIAM E. GREEHEY      Director                      July 2, 1996
    William E. Greehey

/s/ CRAIG HUFF              Director                      July 2, 1996
    Craig Huff

  ___________________       Director                      ______, 1996
    Melvyn N. Klein

/s/ ALLAN V. MARTINI        Director                      July 2, 1996
    Allan V. Martini

/s/ MICHAEL A. MORPHY       Director                      July 2, 1996
    Michael A. Morphy

/s/ REUBEN F. RICHARDS      Director                      July 2, 1996
    Reuben F. Richards

                                      II-2

  ___________________       Director                      ______, 1996
    Marc J. Shapiro

/s/ ROBERT F. VAGT          Director                      July 2, 1996
    Robert F. Vagt

/s/ KATHRYN D. WRISTON      Director                      July 2, 1996
    Kathryn D. Wriston

                                      II-3

                                   SIGNATURES

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee (which administers the subject plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 2, 1996.

                               Santa Fe Energy Resources Savings Investment Plan

                               By: /s/ CHARLES G. HAIN, JR.
                                       Charles G. Hain, Jr.
                                       Chairman, Employee Benefits Committee

                                      II-4

                                  EXHIBIT INDEX

  Exhibit
  Number
  -------

   5.1     Opinion Letter of Andrews & Kurth L.L.P.

  23.1     Consent of Independent Auditors.

  23.2     Consent of Ryder Scott Company Petroleum Engineers.

  24.1     Power of Attorney (included in signature page).

  99.1 Santa Fe Energy Resources Savings Investment Plan, as amended and restated.